EXHIBIT 8.1

                              LIST OF SUBSIDIARIES











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                                   EXHIBIT 8.1

                              LIST OF SUBSIDIARIES


The Company has one direct wholly-owned subsidiary, IMA Holdings Corp. ("IHC"), a British Columbia company and one 80% owned subsidiary, IMPSA BVI Inc. ("IMPSA
(BVI)"), a British Virgin Islands company.

IHC has two direct wholly-owned subsidiaries, IMA Navidad (BVI) Inc. ("IMA Navidad"), a British Virgin Islands company, and Inversiones Mineras Argentinas Holdings (BVI) Inc. ("IMA Holdings (BVI)"), a British Virgin Islands company. IHC has one direct 80.69% owned subsidiary, IMPSA Resources Corporation ("IMPSA"), a private British Columbia company, and holds a direct 20% interest in IMPSA (BVI).

IMA  Navidad  has  one  direct  wholly-owned  subsidiary,   Inversiones  Mineras
Argentinas Inc., a Barbados company ("IMA Barbados"). IMA Barbados has one direct wholly-owned subsidiary, Inversiones Mineras Argentinas S.A. ("IMA Argentinas"), an Argentine company.

IMPSA (BVI) has one wholly-owned subsidiary, Minera IMP-Peru S.A.C ("IMPSA Peru"), a Peruvian company.

IMA  Holdings  (BVI)  has  one  wholly-owned  subsidiary,   Inversiones  Mineras
Australes S.A., an Argentine company.